SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FiberNet Telecom Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2008

Dear Stockholder,

We cordially invite you to attend our 2008 annual meeting of stockholders to be held at 10:00 a.m. on Tuesday, June 10, 2008 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York.

At the annual meeting, you will be asked to elect nine persons to the Board of Directors. In addition, the Company will ask the stockholders to ratify the selection of Friedman LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2008. The Company’s board of directors recommends the approval of both proposals. Finally, you will be asked to act on such other business as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that your shares are represented. Therefore, we ask that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the annual meeting.

Sincerely,

/s/    JON A. DELUCA

Jon A. DeLuca

President and Chief Executive Officer

FIBERNET TELECOM GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 10, 2008

To the Stockholders of

FiberNet Telecom Group, Inc.

NOTICE IS HEREBY GIVEN that the annual meeting (the “Annual Meeting”) of FiberNet Telecom Group, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. on Tuesday, June 10, 2008 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York for the following purposes:

1. To elect nine members to the board of directors of the Company (the “Board of Directors”).

2. To consider and act upon a proposal to ratify the appointment of Friedman LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2008.

3. To transact such other business as may be properly brought before the stockholders at the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on April 18, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 570 Lexington Avenue, 3rd Floor, New York, New York, and at the time and place of the meeting during the duration of the meeting.

AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES OF VOTING STOCK IS REQUIRED TO CONSTITUTE A QUORUM. ACCORDINGLY, WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE ASK THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. A PRE-ADDRESSED, POSTAGE PREPAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

Jon A. DeLuca

President and Chief Executive Officer

i

FIBERNET TELECOM GROUP, INC.

570 LEXINGTON AVENUE, 3rd FLOOR

NEW YORK, NEW YORK 10022

(212) 405-6200

PROXY STATEMENT FOR THE FIBERNET TELECOM GROUP, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FiberNet Telecom Group, Inc., a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. on Tuesday, June 10, 2008, at 10:00 a.m. Eastern Time, and any adjournments thereof.

Voting Procedures

Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting. Where you specify a choice on the proxy as to how your shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

•	FOR Proposal 1 electing the nine nominees for director named herein; and

•	FOR Proposal 2 ratifying the appointment of Friedman LLP as our independent public accountants for the fiscal year ending December 31, 2008.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us a written notice of revocation or a duly executed proxy bearing a later date. Any registered stockholder who has executed a proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence.

Stockholders Entitled to Vote and Quorum

The close of business on April 18, 2008 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on April 18, 2008, we had 7,512,262 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote per share on all matters on which such stockholder is entitled to vote.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

If you hold your shares of common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

For purposes of voting, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore, will have no effect on the outcome of the vote on the proposals. Abstentions are treated as shares present or represented and entitled to vote and have the same effect as a vote against these proposals.

For Proposal 1, nominees for election as directors at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

For Proposal 2, to ratify the appointment of Friedman LLP as our independent public accountants for the fiscal year ending December 31, 2008, we require the affirmative vote of a majority of shares of common stock present or represented by proxy and entitled to vote on the matter.

Costs of Solicitation of Proxies

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by us. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by our directors, officers or employees. No additional compensation will be paid for such solicitation.

This Proxy Statement and the accompanying proxy are being mailed on or about April 23, 2008 to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal on any proposal referred to herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date, concerning the ownership of voting securities of (i) each current member of the Board of Directors, (ii) each of the named executive officers, (iii) all of our directors and executive officers as a group and (iv) each beneficial owner of more than 5% of the outstanding shares of any class of our voting securities. The address for each of the directors and named executive officers is c/o FiberNet Telecom Group, Inc., 570 Lexington Avenue, 3rd Floor, New York, New York 10022. Addresses of other beneficial owners are noted on the table.

As of the Record Date, we had 7,512,262 shares of common stock outstanding.

Directors and Executive Officers	Number of Shares Beneficially Owned	Percentage Owned
Timothy P. Bradley(1)	26,633	*
Oskar Brecher(2)	34,000	*
Adam M. Brodsky	9,000	*
Thomas Brown(3)	112,273	1.5
Jon A. DeLuca(4)	334,472	4.4
Roy (Trey) D. Farmer III(5)	17,598	*
Robert E. La Blanc(6)	20,200	*
Michael S. Liss(7)	243,815	3.2
Charles J. Mahoney(8)	26,548	*
Richard E. Sayers(9)	31,435	*
Charles Wiesenhart Jr.(10)	75,669	1.0
Executive officers and directors as a group (eleven persons)	931,643	12.3

5% Stockholders

Mr. Kamran Hakim(11) c/o Buckingham Trading Partners 3 West 57th Street, 7th Floor New York, NY 10019	820,647	10.8

Deutsche Bank AG, New York Branch(12) 60 Wall Street, 43rd Floor New York, NY 10005	657,041	8.6

Carlson Capital, L.P.(13) 2100 McKinney Avenue, Suite 1600 Dallas, TX 75201	571,500	7.6

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Includes 24,500 shares of restricted stock and 2,133 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(2)	Includes 25,000 shares of common stock and 9,000 shares of restricted stock.
(3)	Includes 11 shares of common stock, 110,000 shares of restricted stock and 2,262 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(4)	Includes 43 shares of common stock, 300,000 shares of restricted stock and 34,429 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(5)	Includes 13,600 shares of restricted stock and 3,998 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(6)	Includes 1,000 shares of common stock, 18,400 shares of restricted stock and 800 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.

(7)	Includes 200 shares of common stock, 217,200 shares of restricted stock and 26,415 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(8)	Includes 24,500 shares of restricted stock and 2,048 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(9)	Includes 440 shares of common stock owned by Taurus Telecommunications Inc., 530 shares of common stock, 27,500 shares of restricted stock and 2,965 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(10)	Includes 75,000 shares of restricted stock and 669 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(11)	Includes 75,000 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date. Mr. Kamran Hakim is the sole owner of gateway.realty.new jersey.llc, which owns 290,800 shares of the company.
(12)	Includes 137,907 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date.
(13)	Includes 504,064 shares held by Double Black Diamond Offshore LDC. Carlson Capital, L.P. is the investment manager to Double Black Diamond Offshore LDC and other accounts. Mr. Clint D. Carlson is the president of Asgard Investment Corp., the general partner of Carlson Capital, L.P.

MANAGEMENT

The Board of Directors

Our Certificate of Incorporation and By-Laws provide for our business to be managed by or under the direction of the Board of Directors. Under our Certificate of Incorporation and By-laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of nine members. Directors are elected for a period of one year and thereafter serve, subject to the Bylaws, until the next annual meeting at which their successors are duly elected by the stockholders.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company
Timothy P. Bradley	46	Director
Oskar Brecher	61	Director
Adam M. Brodsky	34	Director
Jon A. DeLuca	36	Director, President and Chief Executive Officer
Roy (Trey) D. Farmer III	37	Director
Robert E. La Blanc	74	Director
Michael S. Liss	53	Chairman
Charles J. Mahoney	70	Director
Richard E. Sayers	70	Vice Chairman

The following biographical information is furnished as to each of our current directors:

TIMOTHY P. BRADLEY has served as one of our Directors since 1999. From 1996 to the present, Mr. Bradley has been a managing director of Signal Equity Partners, a private equity investment fund focused on the telecommunications, media and technology industries. From 1992 to 1996, Mr. Bradley was a general partner at the Exeter Group of Funds, a private equity investment firm. Prior to that, Mr. Bradley was a practicing attorney in New York City. Mr. Bradley currently serves on the boards of numerous rural telephone companies and Oceanic Digital Communications, Inc., a Caribbean mobile communications company. He has a B.A. from Yale University, a J.D. from New York University School of Law, and an M.B.A. from Columbia Business School.

OSKAR BRECHER has served as one of our directors since 2004. In 2006, Mr. Brecher joined the Moinian Group as Director of Development. The firm is a national real estate developer engaged in several large scale mixed use urban projects. From 1998 until January 2007, he was the managing member of gateway.realty.new jersey.llc, a company offering colocation services to telecom and internet service providers prior to its sale to FiberNet Telecom Group, Inc. in 2004. From 1981 to 2002, he was the founder and sole owner of American Landmark Developments, Inc., which, in partnership with affiliates of Olympia & York and others, developed high rise residential properties and was involved in condominium conversions and syndications to investors. In the late 1970’s, Mr. Brecher was a senior executive at the Cadillac Fairview Corp. He has an M.B.A. from Harvard University and a Bachelor of Architecture and Bachelor of Science from McGill University.

ADAM M. BRODSKY has served as one of our directors since 2006. He was the Director of Development and General Counsel for gateway.realty.new jersey.llc, a company offering colocation services to telecom and internet service providers prior to its sale to FiberNet Telecom Group, Inc. in 2004. Prior to that, Mr. Brodsky was a real estate attorney with the firm of Fried, Frank, Harris, Shriver and Jacobsen. He is currently Director of Commercial Properties and General Counsel for the Hakim Organization, a national owner of shopping centers, apartment buildings and office properties. Mr. Brodsky serves on the Board of Trustees of Muhlenberg College in Allentown, Pennsylvania. He has a B.A. from Muhlenberg College and a J.D. from the Benjamin N. Cardozo School of Law.

JON A. DELUCA was appointed as our President and Chief Executive Officer and began serving as one of our directors in 2005. Until his appointment as President and Chief Executive Officer, Mr. DeLuca served as our Senior Vice President—Finance and Chief Financial Officer and also as our Vice President—Finance since 1999. From 1997 to 1999, Mr. DeLuca was a Managing Director of Lago Industries, LLC, a private merchant banking firm. From 1992 to 1997, he was employed in the leveraged finance groups of Lazard Frères & Co. LLC and Bear, Stearns & Co. Inc. Mr. DeLuca has a B.A. from Trinity College.

ROY (TREY) D. FARMER III has served as one of our directors since 1999. Mr. Farmer is a managing partner of BBF Partners Aktiengesellschaft, a private merchant banking fund based in Istanbul, Turkey and Vaduz, Liechtenstein. From 1999 to 2001, Mr. Farmer was our Executive Vice President and then our Chief Operating Officer. From 1998 to 1999, he was a partner of Sterling Capital LLC, a private investment firm. From 1997 to 1998, Mr. Farmer worked with a group of strategic consulting firms that repositioned technology companies. Mr. Farmer is also currently a director of Ticaret Menkul Degerler AS, a Turkish brokerage and investment banking firm. He has an A.B. from Princeton University, a M.Ed. from Harvard University and a M.A.R. from Yale University.

ROBERT E. LA BLANC has served as one of our directors since 2003. He is President of Robert E. La Blanc Associates, Inc., an information technologies consulting and investment banking firm, and is active in the field of venture capital. Prior to founding La Blanc Associates, in 1981, Mr. La Blanc was Vice Chairman of Continental Telecom, Inc., a diversified telecommunications company providing service to over three million customers in 2,000 communities in 37 states and the Caribbean. Prior to joining Continental, he spent ten years with the major investment banking firm of Salomon Brothers Inc. where he was a General Partner and the founder of the firm’s telecommunications team. Mr. La Blanc is currently a director of the following public companies: CA Inc. and more than 75 Prudential Mutual Funds. Mr. La Blanc holds the degrees of Bachelor of Electrical Engineering from Manhattan College and Master in Business Administration from New York University. He is also a graduate of an extensive technical training program at the Bell Telephone Laboratories.

MICHAEL S. LISS was appointed as Chairman of the Board in 2004 and has served as one of our Directors since 1999. From 2006 to the present, Mr. Liss has been a managing member of Cipher Capital Partners LLC, a New York City-based investment fund which invests in public and private small-cap companies. From 1999 to 2005, Mr. Liss also served as our President and Chief Executive Officer. From 1994 to 1999, he was a Managing Director of Lazard Fréres & Co. LLC, and prior to that he was Senior Managing Director of Bear, Stearns & Co. Inc. Mr. Liss has a B.A. from Columbia University, a J.D. from Yale Law School, and a M.P.P.M. from the Yale School of Management.

CHARLES J. MAHONEY has served as one of our directors since 1999. Previously, he served as President and Chief Executive Officer of Arcade Building Services, a wholly-owned subsidiary of Tishman Speyer Properties, L.P. From 1990 to 2000, he was Senior Managing Director and Managing Director with Tishman Speyer Properties. Prior to his employment at Tishman Speyer Properties, Mr. Mahoney was Senior Vice President, Director of Engineering and Construction at the Helmsley Organization and General Manager of Operations at Consolidated Edison Inc. He holds a B.S. from C.W. Post College.

RICHARD E. SAYERS was appointed as Vice Chairman in 2004 and has served as one of our directors since 1999. Since 1996, he has served as President of Taurus Telecommunications, Inc., a private consulting company in the telecommunications industry. From 1994 to 1996, Mr. Sayers was the Vice Chairman of ACC Corp. and President of its International Group, serving as Chairman of ACC Telenterprises (ACC-Canada) and Chairman of ACC Long Distance, United Kingdom. Mr. Sayers has nearly 40 years of executive-level experience in the telecommunications industry. He has a B.S. in Electrical Engineering and a B.A. in English from Union College.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2007, there were eight meetings of our Board of Directors, and the various committees of the Board met an aggregate of ten times. No director attended fewer than 75% of the total number of meetings of the Board and of the committees of the Board on which he served during fiscal 2007. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our stockholders. Other than Timothy P. Bradley, all directors were present at the time of our 2007 annual meeting of stockholders.

Audit Committee. Our Audit Committee met six times during fiscal 2007. This committee currently has three members, Oskar Brecher (Chairman), Robert La Blanc and Charles Mahoney. Pursuant to our written Audit Committee Charter, our Audit Committee has the authority to retain and terminate the services of our independent accountants, review financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Brecher is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee. Our Compensation Committee met three times during fiscal 2007. This committee currently has three members, Oskar Brecher, Roy (Trey) D. Farmer III and Charles Mahoney. Our Compensation Committee administers our Equity Incentive Plan and reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer. Messrs. Brecher, Farmer and Mahoney qualify as independent under the definition promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating and Governance Committee. Our Nominating and Governance Committee has two members, Oskar Brecher and Charles Mahoney. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. Both members of the Nominating and Governance Committee qualify as independent under the definition promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market. The Nominating and Governance Committee met once during fiscal 2007.

The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors that it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. As set forth in the Nominating and Governance Committee Charter, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2009 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the members of the Nominating and Governance Committee by mail at 570 Lexington Avenue, 3rd Floor, New York, New York 10022.

Compensation Committee Interlocks and Insider Participation. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns should contact our Investor Relations department at 212-405-6200. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions to the non-employee Board members via e-mail at boardofdirectors@ftgx.com.

Executive Officers

The following table sets forth certain information regarding our current executive officers who are not also directors.

Name	Age	Position
Thomas Brown	39	Senior Vice President – Sales and Marketing
Charles Wiesenhart Jr.	37	Vice President – Finance and Chief Financial Officer

THOMAS BROWN has served as our Senior Vice President of Sales and Marketing since 2003. Mr. Brown previously served as our Director of Carrier Sales from 1999 to 2001 and as our Vice President of Sales from 2001 until 2003. From 1997 to 1999, Mr. Brown was Director of Carrier Sales at DirectNet Telecommunications LLC, a private international carrier. From 1992 to 1997, Mr. Brown held various managerial positions with both LCI International, Inc. and AT&T. Mr. Brown has a B.A. from University of Massachusetts at Amherst.

CHARLES WIESENHART JR. is our Vice President-Finance and Chief Financial Officer. Mr. Wiesenhart was promoted to Chief Financial Officer in 2006. From 2001 until 2006, Mr. Wiesenhart was our Controller, and from 2000 to 2001, he served as our Assistant Controller. From 1993 to 2000, Mr. Wiesenhart was employed at Deloitte & Touche LLP. Mr. Wiesenhart has a B.B.A. in Accountancy from Baruch College of the City University of New York.

COMPENSATION DISCUSSION AND ANALYSIS

We have prepared the following Compensation Discussion and Analysis, or CD&A, to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers (each, an “NEO”) as identified in our Summary Compensation Table on page 14.

Our Compensation Philosophy

The Company’s philosophy with respect to compensation is straightforward: to attract, retain and motivate qualified employees. The Company endeavors to offer prospective employees a salary that is competitive in the telecommunications industry and also commensurate with their peers internally. Another objective of the compensation program is to motivate NEOs by aligning their interests with shareholders with equity incentives, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company. The Company has determined to take a simple, straightforward approach to compensating its NEOs and to avoid more complex forms of compensation, such as performance-based awards, perquisites, deferred compensation plans and pension plans.

The Company’s compensation program is designed to reward performance, both individual performance and the performance of the Company as a whole. The Company has not made it a practice to use specific formulaic calculations in determining compensation. Instead, the Company employs a both quantitative and qualitative approach in analyzing individual contributions to achieve corporate goals of revenue growth, profitability, cash flow and liquidity. The Company strongly believes that this approach affords more flexibility in rewarding the performance of individuals.

In furtherance of this goal of rewarding performance, the Company does not have employment agreements with any of its NEOs. Each NEO is employed on an “at-will” basis, such that the Company does not guarantee a significant portion of compensation if the NEO does not perform in accordance with the Company’s expectations.

The Compensation Committee has the authority to administer the compensation program for the Company. This committee currently has three members, Oskar Brecher, Roy (Trey) D. Farmer III and Charles Mahoney. The Compensation Committee administers the Equity Incentive Plan and reviews, approves and makes recommendations regarding the Company’s compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the Company’s success.

Our Compensation Program

The compensation paid to our NEOs is a reflection of the Company’s overall compensation philosophy. The objectives of the Company’s executive compensation program are to:

•	Provide a competitive compensation package that will attract and retain superior talent and reward performance;

•	Support the achievement of desired Company performance; and

•

Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of common stock, thereby encouraging the achievement of superior results over an extended period.

The Company strives to retain and motivate its employees, and this goal manifests itself in how compensation is allocated to the NEOs. Cash bonuses, which are a meaningful percentage of each individual’s total annual compensation as discussed below, are paid to NEOs on an annual basis at year-end to help ensure that these individuals remain focused throughout any given year. In addition, restricted stock grants awarded to the NEOs vest at the end of either a four-year or ten-year period to facilitate long-term motivation and retention of our NEOs.

We believe that the Company’s approach to compensation has fostered employee satisfaction and retention, particularly with our NEOs. Each of our current NEOs has been employed by the Company for not less than five years, which is noteworthy given the turmoil in the telecommunications industry during their term of employment. The cash component of our compensation program has adequately compensated the NEOs for services rendered, while the equity issuances have provided our NEOs with a stake in the growth and prosperity of the Company. This equity stake has provided further incentive to the NEOs to continue working with and for the Company.

Elements of Compensation

The Company’s executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) discretionary annual merit bonuses, which are based on the achievement of objectives and Company performance; and (iii) long-term discretionary incentive compensation in the form of periodic equity incentive grants, with the objective of aligning the executive officers’ long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period. The amount and type of compensation for each NEO is determined by the Compensation Committee, with input from the CEO and CFO, by analyzing both the performance of the individual and the Company as a whole.

The Compensation Committee reviews base salary levels for the Company’s executive officers on an annual basis. Base salaries are set competitively relative to companies in the telecommunications industry and other comparable companies. In determining salaries, the Compensation Committee also takes into consideration individual experience and performance. The Compensation Committee seeks to compare the salaries paid by companies similar in size and industry to the Company. Within this comparison group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the Company’s performance. In setting base salaries, the Compensation Committee also takes into account the level of competition among telecommunications companies to attract talented personnel.

A cash bonus, if any, is paid after the end of the Company’s fiscal year. The Company, along with each executive officer, establishes goals related specifically to that officer’s areas of responsibility. The Compensation Committee determines the amount of each executive’s bonus based on a subjective assessment by the Compensation Committee of the officer’s progress toward achieving the established goals. Bonuses are typically awarded on an annual basis.

The Company also compensates and provides incentives to its NEOs through the issuance of equity in the Company under the 2003 Equity Incentive Plan. The subsequent transfer by an NEO of any such equity is governed by the Company’s insider trading policy as set forth in the Corporate Code of Conduct and Ethics and the Statement of Company Policy—Securities Trades by FiberNet Personnel. Such equity grants have to date come in two forms: stock options and shares of restricted stock. As with many other companies, the Company has followed the trend and changed from issuing stock options to issuing shares of restricted stock as the primary form of equity-based compensation for its NEOs. The Compensation Committee made this determination because:

•	the exercise prices of most stock options previously awarded to the NEOs were well below the current market value of the Company’s stock;

•	the four and ten year annual vesting provision of the restricted stock ensures that there is strong incentive for the executive officers to remain with the Company;

•	since shares of restricted stock have a defined value at the time of grant, it is often perceived as having more immediate value than stock options; and

•	the Company expects that it will generally grant fewer shares of restricted stock than the number of stock options the Company would grant for a similar purpose.

Long-term incentive compensation, in the form of stock options and restricted stock grants, allows the executive officers to share in any appreciation in the value of the Company’s common stock. The Compensation Committee believes that equity participation aligns executive officers’ interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the telecommunications industry as well as a broader group of companies of comparable size. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant as well as the performance of the Company and the individual executive. To help ensure that equity grants reward only those executive officers who benefit the Company, the Equity Incentive Plan provides that awards will be canceled and that certain gains must be repaid if an executive officer violates certain provisions of the plan. These provisions include prohibitions against engaging in activity that is detrimental to the Company, such as performing services for a competitor, disclosing confidential information or soliciting customers away from the Company.

The Company has also implemented a Change in Control Plan (the “CIC Plan”) which is described in the section below entitled “Potential Payments Upon a Termination or Change in Control” which provides certain benefits to our NEOs upon termination following a change in control event. The Company believes that the CIC Plan is necessary and desirable at this time. The increased difficulty of finding comparable employment opportunities for our NEOs requires that the Company provide severance payments in order to attract and retain highly skilled and experienced individuals for these positions. The Company also believes that equity vesting acceleration mechanisms incentivize executive officers to achieve corporate and individual goals and also rewards them for their part in increasing shareholder value.

Specific to Mr. DeLuca, the deferral of compensation that is intended to retain and motivate him could result in potentially significant tax implications in connection with a change in control. As a result, in order to maximize Mr. DeLuca’s compensation in the event of a change in control, the Company determined that it would provide him with a Gross-Up Payment (as described in the section below entitled “Potential Payments Upon a Termination or Change in Control”) to reimburse him for any additional taxes or penalties due to the Internal Revenue Service solely as a result of the change in control. The promise of a Gross-Up Payment was a necessary component of the CIC Plan in order to effectively retain and motivate Mr. DeLuca given the significant deferral of his overall compensation.

In addition, we have determined to accelerate all equity awards upon a change in control of the Company. We provide this equity acceleration for all employees, not just our NEOs, because such acceleration is fairly standard across all industries as just compensation for employees’ past performance leading to such change in control.

The Company has determined that the elements of its compensation program are reasonable and justified in light of its corporate goals and expectations and the norms that exist today in the telecommunications industry.

Determination of Compensation

The Company determines the amount of each element of compensation by employing a number of different factors. First, the Company uses the particular NEO’s current salary as a benchmark to begin its analysis. Then, the Company reviews market trends in business generally, and in the telecommunications industry in particular, to help determine the appropriate compensation level to satisfy its corporate compensation goals. The Company also reviews the individual’s proposed compensation relative to other members of senior management.

The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with the Company to attract and retain employees.

Mr. DeLuca’s annual base salary for 2007 was $283,250. For his fiscal 2007 performance, Mr. DeLuca also received a bonus of $200,000 (equal to 70.6% of his annual base salary). Mr. Wiesenhart’s annual base salary for 2007 was $215,000. For his fiscal 2007 performance, Mr. Wiesenhart also received a bonus of $75,000 (equal to 34.9% of his annual base salary). Mr. Brown’s annual base salary for 2007 was $245,000. For his fiscal 2007 performance, Mr. Brown also received a bonus of $150,000 (equal to 61.2% of his annual base salary). The Company also paid an aggregate of $1,820 in insurance premiums for the benefit of Mr. DeLuca, which is a benefit that the Company has historically provided to its CEO.

The Company has not engaged in regular grants of equity to its employees. In recent years, the Company has made three large grants of equity to its employees. The first was in July 2003, shortly after the implementation of the Equity Plan. The second grant was in August 2006 after the Company’s shareholders authorized an amendment to the Equity Incentive Plan in June 2006 to increase the number of shares of common stock available for issuance from 785,924 shares to 1,285,924 shares. The third grant was in August 2007 after the Company’s shareholders authorized an amendment to the Equity Incentive Plan in June 2007 to increase the number of shares of common stock available for issuance from 1,319,434 shares to 1,569,434 shares. The increased allocation permitted the Company to issue equity to its employees in an amount sufficient to satisfy one of its overall compensation goals: providing approximately 12% of the outstanding equity of the Company to its employees.

The Compensation Committee is the administrator of the Equity Incentive Plan and, as such, controls the timing and amount of the awards. The Company has in the past employed the services of compensation consultants to obtain an expert opinion in these matters, particularly when making large equity grants to its employees. Most recently, after the Company received shareholder approval to increase the number of shares in the Equity Incentive Plan in June 2007, the Compensation Committee retained a compensation consulting firm, 4C Company, to help determine the size, form and allocation of its equity grant in August 2007. Under the terms of the Equity Incentive Plan, the exercise price is the closing price of the common stock on the date of grant. To date, the Compensation Committee has not awarded any options with an exercise price less than fair market value and has coordinated its option grant dates for NEOs to allow sufficient time for the release and dissemination of material non-public information prior to any grant.

In addition, the Compensation Committee has structured equity grants in order to facilitate the Company’s desire to retain and motivate its employees by awarding restricted stock grants to the NEOs that contain “cliff vesting” provisions (see table describing Grants of Plan-Based Awards).

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors of FiberNet Telecom Group, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with management of FiberNet Telecom Group, Inc. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in Company’s proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE:

Oskar Brecher

Roy (Trey) D. Farmer III

Charles J. Mahoney

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2007 and December 31, 2006 to (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) each of our other executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Mr. Jon A. DeLuca, President and Chief Executive Officer	2007 2006	281,637 258,740	200,000 150,000	197,691 116,123	52,750 16,484	1,820 11,286	(2) (3)	733,898 552,633
Mr. Charles Wiesenhart Jr., Vice President—Finance and Chief Financial Officer(4)	2007 2006	192,740 169,488	75,000 40,000	47,693 17,431				315,433 226,919
Mr. Thomas Brown, Senior Vice President— Sales and Marketing	2007 2006	243,680 236,210	150,000 125,000	77,835 44,895				471,515 406,105

(1)	Represents the proportionate amount of the total fair value of stock and option awards recognized by us as an expense in 2007 or 2006 for financial accounting purposes. See Note 3 to our Condensed Consolidated Financial Statements reported in our Form 10-K for our fiscal year ended December 31, 2007 for details as to the assumptions used to determine the fair value of the stock and option awards.
(2)	Amount represents term life insurance premiums paid for by us on behalf of the CEO.
(3)	Includes $1,820 in term life insurance premiums paid for by us on behalf of the CEO, and $9,466 for legal expenses paid for by us in respect of the CEO’s arrangement set forth in the CIC Plan.
(4)	Effective January 25, 2006, Mr. Wiesenhart was promoted to our Vice President—Finance and Chief Accounting Officer. Mr. Wiesenhart was then promoted to Chief Financial Officer on December 13, 2006.

GRANTS OF PLAN-BASED AWARDS

The following table shows information regarding grants of equity awards that we made during the fiscal year ended December 31, 2007 to each of the named executive officers (each, an “NEO”) identified in the Summary Compensation Table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($/Sh)
Mr. Jon A. DeLuca	8/20/07	16,000	(1)	118,400
Mr. Charles Wiesenhart Jr.	8/20/07	19,300	(1)	142,820
Mr. Thomas Brown	8/20/07	10,000	(1)	74,000

(1)	Each executive officer paid $0.001 per share of restricted stock, which is the par value of our common stock.

The Company does not have employment agreements with any of its NEOs. All current NEOs are employed on an “at-will” basis. The Company provides compensation to its NEOs in the form of both cash and equity. Cash compensation is paid in two forms: base salary and annual merit bonuses. The amount of this bonus is determined at the discretion of the Compensation Committee, which analyzes both the performance of the individual and the Company as a whole. See the Compensation Discussion and Analysis Section which describes how bonuses were determined for fiscal 2007. The Company also compensates and provides incentives to its NEOs through the issuance of equity in the Company pursuant to the terms of the Company’s 2003 Equity Incentive Plan. Such equity grants have to date come in two forms: stock options and shares of restricted stock. In 2007, only restricted stock grants were made, which grants vest in full on the fourth anniversary of the grant date provided the NEO remains an employee on such date. However, if the employment of any NEO is terminated by us without cause and for reasons other than death or disability, then such NEO will receive as unrestricted shares of common stock on the date of termination of employment a pro rata portion of the restricted stock grant in an amount equal to the amount of time the NEO was employed from the grant date until termination of employment, calculated on a monthly basis over a four-year period or ten-year period, as applicable.

In the event of a change in control, all equity held by Messrs. DeLuca, Wiesenhart and Brown, which has not previously vested, shall immediately and fully vest.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of stock options and grants of unvested stock awards, outstanding on the last day of the fiscal year ended December 31, 2007, to each of the NEOs identified in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mr. Jon A. DeLuca	299			1,208.90	6/14/2009
	283			1,499.90	12/3/2009
	416			1,499.90	12/18/2009
	332			1,124.90	12/21/2010
	2,999			96.00	12/21/2011
	5,100			11.30	7/30/2013
	25,000	50,000	(2)	2.11	8/17/2016
						300,000	(3)	2,391,000
Mr. Charles Wiesenhart Jr.	33			3,806.20	9/18/2010
	10			1,124.90	12/21/2010
	126			96.00	12/21/2011
	500			11.30	7/30/2013
						75,000	(4)	597,750
Mr. Thomas Brown	165			2,606.20	12/17/2009
	82			1,124.90	12/21/2010
	415			96.00	12/21/2011
	800			11.30	7/30/2013
	800			15.50	1/19/2014
						110,000	(5)	876,700

(1)	The market value of the stock awards is determined by multiplying the number of shares times $7.97, the closing price of our common stock on the Nasdaq Capital Market on December 31, 2007, the last business day of our fiscal year.
(2)	25,000 options vest on each of August 17, 2008 and 2009.
(3)	59,000 shares vest on July 30, 2013, 225,000 shares vest on August 17, 2010 and 16,000 shares vest on August 20, 2011.
(4)	5,700 shares vest on July 30, 2013, 50,000 shares vest on August 17, 2010 and 19,300 shares vest on August 20, 2011.
(5)	8,800 shares vest on July 30, 2013, 9,200 shares vest on January 19, 2014, 82,000 shares vest on August 17, 2010 and 10,000 shares vest on August 20, 2011.

OPTIONS EXERCISED AND STOCK VESTED

We did not have any exercises of options by our NEOs to purchase common stock, nor any vesting of stock awards made to any of the NEOs identified in the Summary Compensation Table during the fiscal year ended December 31, 2007.

PENSION BENEFITS

We did not have any pension plan or any other plan that provides for payments or other benefits at, following or in connection with retirement during the fiscal year ended December 31, 2007.

NONQUALIFIED DEFERRED COMPENSATION

We did not have any contributions, earnings, withdrawals and balances under any executive deferred compensation plan for any of the NEOs identified in the Summary Compensation Table during the fiscal year ended December 31, 2007.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

We have entered into certain agreements or maintain certain plans that may require us to make certain payments and/or provide certain benefits to our NEOs in the event of a termination of employment or a change in control for us. The following table summarizes the potential payments to each NEO assuming that one of the events identified in the table below occurs. The table assumes that the event occurred on December 31, 2007, the last business day of our fiscal year at which time the closing price of our common stock as listed on the Nasdaq Capital Market was $7.97 per share.

Mr. Jon A. DeLuca, President and Chief Executive Officer

Executive Benefits and Payments Upon Termination	Change in Control by Company	Termination following a Change in Control by Company Without Cause or by Executive for Good Reason	Voluntary Termination by Executive	Death, Disability or Retirement	For Cause Termination
Base Salary	$0	$283,250	$0	$0	$0
Annual Bonus	$0	$200,000	$0	$0	$0
Acceleration of Vesting of Equity	100%	100%	0%	100%	0%
Number of Stock Options and Value upon Termination	$50,000 shares 293,000	$50,000 shares 293,000	$0 shares 0	$50,000 shares 293,000	$0 shares 0
Number of Shares of Vested Stock Received and Value upon Termination	$300,000 shares 2,391,000	$300,000 shares 2,391,000	$0 shares 0	$300,000 shares 2,391,000	$0 shares 0
Post-Term Health Care	$0	Up to $17,654	N/A	N/A	N/A
Excise Tax Gross-Up	$1,073,192	$1,328,839	N/A	N/A	N/A

Total:	$3,757,192	$4,513,743	$0	$2,684,000	$0

Mr. Charles Wiesenhart Jr., Vice President – Finance and Chief Financial Officer

Executive Benefits and Payments Upon Termination	Change in Control by Company	Termination following a Change in Control by Company Without Cause or by Executive for Good Reason	Voluntary Termination by Executive	Death, Disability or Retirement	For Cause Termination
Base Salary	$0	$107,500	$0	$0	$0
Annual Bonus	$0	$37,500	$0	$0	$0
Acceleration of Vesting of Equity	100%	100%	0%	100%	0%
Number of Stock Options and Value upon Termination	$0 shares 0	$0 shares 0	$0 shares 0	$0 shares 0	$0 shares 0
Number of Shares of Vested Stock Received and Value upon Termination	$75,000 shares 597,750	$75,000 shares 597,750	$0 shares 0	$75,000 shares 597,750	$0 shares 0
Post-Term Health Care	$0	Up to $8,827	N/A	N/A	N/A
Excise Tax Gross-Up	N/A	N/A	N/A	N/A	N/A

Total:	$597,750	$751,577	$0	$597,750	$0

Mr. Thomas Brown, Senior Vice President – Sales and Marketing

Executive Benefits and Payments Upon Termination	Change in Control by Company	Termination following a Change in Control by Company Without Cause or by Executive for Good Reason	Voluntary Termination by Executive	Death, Disability or Retirement	For Cause Termination
Base Salary	$0	$122,500	$0	$0	$0
Annual Bonus	$0	$75,000	$0	$0	$0
Acceleration of Vesting of Equity	100%	100%	0%	100%	0%
Number of Stock Options and Value upon Termination	$0 shares 0	$0 shares 0	$0 shares 0	$0 shares 0	$0 shares 0
Number of Shares of Vested Stock Received and Value upon Termination	$110,000 shares 876,700	$110,000 shares 876,700	$0 shares 0	$110,000 shares 876,700	$0 shares 0
Post-Term Health Care	$0	Up to $8,827	N/A	N/A	N/A
Excise Tax Gross-Up	N/A	N/A	N/A	N/A	N/A

Total:	$876,700	$1,083,027	$0	$351,700	$0

We currently have two separate plans providing for payments to NEOs in connection with a termination (including resignation, severance and retirement), a change in control or a “change in responsibilities” of the NEO: the 2003 Equity Incentive Plan and the Change in Control Plan.

Equity Plan

The Equity Plan provides that the following provisions will apply to equity grants in the event of a termination of employment:

(a) Death, Disability and Retirement. In the event that the NEO’s employment terminates by reason of death, disability or retirement, all of his options and shares of restricted stock shall immediately become fully vested, and the options shall remain exercisable until the earlier of (1) the remainder of the term of the option, or (2) 12 months after the date of such termination (provided, that in the case of an ISO such twelve month period shall be reduced to three months).

(b) Termination for Cause. In the event that the NEO’s employment terminates for cause, (1) all options shall expire immediately and all rights to purchase shares (vested or unvested) under the option shall cease, and (2) the Company may repurchase all shares of restricted stock at the purchase price per share of $0.001. “Cause” means termination of the NEO’s employment with the Company because of:

(i) the NEO’s dishonesty, theft or conviction of any crime or offense involving money or property of the Company,

(ii) the NEO’s gross negligence, incompetence or willful misconduct in the performance of his duties,

(iii) the NEO’s willful and continued failure or refusal to perform his duties (other than any such failure resulting from a disability), or

(iv) such other act or omission as determined by the Board in its reasonable discretion.

Pursuant to the terms of the Equity Plan, upon the occurrence of a Change in Control (as defined below under the heading, “Definition of Change in Control”), unless otherwise specifically prohibited under applicable laws, all unvested options shall become immediately exercisable as of the date of the Change in Control and any restrictions imposed on restricted shares shall lapse. Notwithstanding the foregoing, the Board may determine that no Change in Control shall be deemed to have occurred or that some or all of the rights of the NEOs under outstanding awards upon a Change in Control shall not apply so long as such award remains outstanding and the NEO’s rights in respect of such award are not limited by the Company or the surviving entity, as applicable.

CIC Plan

The CIC Plan was approved and adopted by the Board in order to specify certain benefits that will accrue to qualified employees (i.e., person who is employed full-time by the Company on the date of a Change in Control in the position of Vice President, Senior Vice President or President) in connection with a Change in Control (as defined below). If the employment of a qualified employee is terminated without cause or by the qualified employee for good reason at any time from and after a Change in Control until the first anniversary of that Change in Control, then such qualified employee, including the NEOs, shall be entitled to the following benefits :

(a) All accrued obligations (i.e., base salary and bonus fully earned through the date of termination, and any accrued but unused vacation pay) in a lump sum within thirty days after such termination date;

(b) An aggregate amount equal to (i) the applicable percentage (50% for each NEO other than the CEO and 100% for the CEO) multiplied by his or her then current base salary plus (ii) the higher of (x) a pro-rated portion of the annual bonus paid to such qualified employee for the prior fiscal year, if any, as calculated based upon the number of months that have elapsed in the current fiscal year, or (y) a prorated portion of the annual bonus for the current fiscal year, determined at target corporate and individual performance levels, in each case within thirty days after such termination; and

(c) The premiums (less the NEO’s premium contributions, if any) for the same or equivalent health care coverage (including any dental coverage) provided by the Company immediately prior to the Change in Control for the duration of the designated time period (six months for each NEO other than the CEO and twelve months for the CEO).

No NEO shall be entitled to receive any of the above if terminated for cause, by the NEO without good reason or on account of the NEO’s retirement, death or disability (unless an NEO dies after qualifying for benefits but prior to the Company’s making such benefits available).

If any of the above benefits, together with any other amounts otherwise paid or distributed to such NEO in connection with a Change in Control (e.g., the lapsing of transfer restrictions on restricted stock), would be an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986 (as amended, the “Code”) and would thereby subject such NEO to the excise tax imposed under Section 4999 of the Code or any similar tax (the “Excise Tax”), then:

(a) for the CEO, the Company shall reimburse him for any additional taxes or penalties due to the Excise Tax (the “Gross-Up Payment”), including any state, federal and local taxes that are applicable to such Gross-Up Payment; and

(b) for all other NEOs, the Company shall pay the greater of (i) the total value of the amounts payable if reduced to avoid the triggering of the Excise Tax or (ii) the total value of the amounts payable even if the Excise Tax is triggered, such that the total amount actually received by the NEO, net of all applicable taxes (including the Excise Tax), is maximized.

The calculation of the tax gross-up amount payable to Mr. DeLuca’s in the above table is based on an excise tax rate of 20%, a 40% federal and state income tax rate and a 1.45% Medicare tax rate. For purposes of the calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. DeLuca’s executing a release agreement.

Under the terms of the CIC Plan, payment of benefits may be delayed by up to six months after termination in order to comply with Section 409A of the Code.

Definition of “good reason”

For purposes of both the Equity Plan and the CIC Plan, good reason is defined as:

(a) the assignment of the NEO of any duties which results in a material diminution in position, authority, compensation, duties or responsibilities; or

(b) the NEO, as a condition to remaining employed, is required to relocate his place of service at least fifty miles from his current place of service.

Definition of “Change in Control”

For purposes of both the Equity Plan and the CIC Plan, a Change in Control is defined as any one of the following events:

(a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person (an “Acquiror”) and as a result of such merger, consolidation or reorganization, less than 51% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

(b) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 51% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

(c) There is a report filed on Schedule 13D or Schedule 14D (or any successor schedule form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person or group (as the terms “person” and “group” are used in Section 13(d) or Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term “beneficial owner” is defined under Rule l3d- 3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the issued and outstanding shares of voting securities of Company;

(d) During any period of two consecutive years, the Continuing Directors cease to constitute at least a majority of the Board (for purposes of this definition, the term “Continuing Directors” means the Directors still in office who either were Directors at the beginning of the two-year period or who were Directors elected to the Board and whose election or nomination was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the two-year period or whose election to the Board was previously so approved); or

(e) Any other event that the Board determines shall constitute a Change in Control for purposes of the Equity Plan or the CIC Plan.

DIRECTOR COMPENSATION

The following table shows director compensation paid to our non-employee directors for the fiscal year ended December 31, 2007, including the value of both cash payments and equity awards.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Timothy P. Bradley(2)	27,625	22,993	0		50,618
Oskar Brecher(3)	42,375	5,478	0		47,853
Adam M. Brodsky(4)	22,000	5,478	10,000	(5)	37,478
Roy (Trey) D. Farmer III(6)	22,500	10,676	0		33,176
Robert E. La Blanc(7)	26,500	16,100	0		42,600
Michael S. Liss(8)	26,000	240,744	10,000	(5)	276,744
Charles J. Mahoney(9)	22,500	22,993	0		45,493
Richard E. Sayers(10)	21,000	24,575	14,500	(5)	60,075

(1)	Represents the proportionate amount of the total fair value of stock awards recognized by us as an expense in 2007 for financial accounting purposes. See Note 3 to our Condensed Consolidated Financial Statements reported in our Form 10-K for our fiscal year ended December 31, 2007 for details as to the assumptions used to determine the fair value of the stock awards.
(2)	The grant date fair market value for the restricted stock award granted in 2007 is $22,200. Mr. Bradley’s total number of stock options and shares of restricted stock outstanding on December 31, 2007 is 26,633.
(3)	The grant date fair market value for the restricted stock award granted in 2007 is $22,200. Mr. Brecher’s total number of stock options and shares of restricted stock outstanding on December 31, 2007 is 9,000.
(4)	The grant date fair market value for the restricted stock award granted in 2007 is $22,200. Mr. Brodsky’s total number of stock options and shares of restricted stock outstanding on December 31, 2007 is 9,000.
(5)	Represents fees paid under the Board of Directors Compensation Plan for advisory services performed on a project-specific basis.
(6)	The grant date fair market value for the restricted stock award granted in 2007 is $22,200. Mr. Farmer’s total number of stock options and shares of restricted stock outstanding on December 31, 2007 is 17,598.
(7)	The grant date fair market value for the restricted stock award granted in 2007 is $22,200. Mr. La Blanc’s total number of stock options and shares of restricted stock outstanding on December 31, 2007 is 19,200.
(8)	The grant date fair market value for the restricted stock award granted in 2007 is $22,200. Mr. Liss’s total number of stock options and shares of restricted stock outstanding on December 31, 2007 is 243,615.
(9)	The grant date fair market value for the restricted stock award granted in 2007 is $22,200. Mr. Mahoney’s total number of stock options and shares of restricted stock outstanding on December 31, 2007 is 26,548.
(10)	The grant date fair market value for the restricted stock award granted in 2007 is $22,200. Mr. Sayers’s total number of stock options and shares of restricted stock outstanding on December 31, 2007 is 30,465.

Compensation of Directors

Pursuant to our Amended and Restated 2007 Board of Directors Compensation Plan, as adopted on August 20, 2007, we pay each non-employee director an annual fee of $16,000 (payable quarterly in arrears). In addition, the chairman of the Audit Committee shall also be entitled to an annual fee of $10,000 (payable quarterly in arrears). Each board and committee member is also entitled to a fee of $1,000 for each meeting attended. The board chairman and each committee chairman, if non-employee directors, are also entitled to an additional $500 for each meeting attended. Ordinary and necessary expenses incurred in attending Board and committee meetings are reimbursed. Our 2008 Board of Directors Compensation Plan is the same as our amended 2007 plan.

Prior to August 20, 2007, our 2007 Board of Directors Compensation Plan paid each non-employee director an annual fee of $12,000 (payable quarterly in arrears). In addition, the chairman of the Audit Committee was also entitled to an annual fee of $7,500 (payable quarterly in arrears). Each board and committee member was also entitled to a fee for each board or committee meeting of $500 for attendance via teleconference and $1,000 for attendance in person. The board chairman and each committee chairman, if non-employee directors, were also entitled to an additional $500 for each meeting attended. Ordinary and necessary expenses incurred in attending Board and committee meetings were reimbursed.

Directors who are not our employees or employees of any of our affiliates are also entitled to receive equity grants under our 2003 Equity Incentive Plan. During fiscal 2007, our non-employee directors were granted shares of restricted stock to purchase shares of common stock as follows:

Name	Restricted Stock
Timothy P. Bradley	3,000
Oskar Brecher	3,000
Adam M. Brodsky	3,000
Roy (Trey) D. Farmer III	3,000
Robert E. La Blanc	3,000
Michael S. Liss	3,000
Charles J. Mahoney	3,000
Richard E. Sayers	3,000

Pursuant to our Amended and Restated 2007 Board of Directors Compensation Plan, the Chief Executive Officer or Chief Financial Officer of the Company could request that a director provide advisory services on a project-specific basis. Directors were compensated for undertaking any such services at a rate of $1,000 per day (pro-rated as appropriate). Compensation for such services was paid in cash on a monthly basis in arrears. During fiscal year 2007 for such advisory services, Mr. Brodsky’s total remuneration was $10,000, Mr. Liss’s total remuneration was $10,000 and Mr. Sayers’s total remuneration was $14,500.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which during 2007 consisted of three members who met the audit committee member requirements of the Nasdaq Capital Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter which was adopted by the Board and made publicly available as filed with our proxy statement for our 2007 annual meeting. This committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Friedman LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2007, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management and Friedman LLP, our independent auditors;

•	Discussed with Friedman LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•

Received written disclosures and the letter from Friedman LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Friedman LLP its independence. The Audit Committee also considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Friedman LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

The forgoing report was prepared on April 17, 2008 by the following Directors of the Company, constituting all the members of the Audit Committee at that time:

THE AUDIT COMMITTEE:

Oskar Brecher

Robert E. La Blanc

Charles J. Mahoney

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and 10% shareholders who did not file a Form 5 unless we have obtained a written statement that no filing is required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Background

Under our Certificate of Incorporation and By-Laws, the number of directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

The Board of Directors has voted (i) to set the size of the Board of Directors at nine and (ii) to nominate Timothy P. Bradley, Oskar Brecher, Adam M. Brodsky, Jon A. DeLuca, Roy (Trey) D. Farmer III, Robert E. La Blanc, Michael S. Liss, Charles J. Mahoney and Richard E. Sayers for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for a nominee named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a director.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF TIMOTHY P. BRADLEY, OSKAR BRECHER, ADAM M. BRODSKY, JON A. DELUCA, ROY (TREY) D. FARMER III, ROBERT E. LA BLANC, MICHAEL S. LISS, CHARLES J. MAHONEY AND RICHARD E. SAYERS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Background

The Audit Committee has appointed Friedman, LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2008. The Board proposes that the stockholders ratify this appointment. Friedman LLP audited our financial statements for the fiscal year ended December 31, 2007. We expect that representatives of Friedman LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees (i) for professional audit services rendered by Friedman LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2007 and for other professional services rendered by Friedman LLP during such period, and (ii) for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2006 and for other professional services rendered by Deloitte & Touche LLP during such period. The following table also reflects fees for certain services related to tax compliance and reporting rendered by PriceWaterhouseCoopers during 2007 and 2006.

	2007		2006
Audit fees(1)	$318,170		$239,000
Audit related fees	44,850	(2)	21,000	(3)
Tax fees(4)	135,000	(5)	78,500
All other fees	—		—

Total	$498,020		$338,500

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.
(2)	Audit related fees in 2007 consisted principally of a workpaper review and other transition related charges and related consents.
(3)	Audit related fees in 2006 consisted principally of a review of our Form S-3, and related consents.
(4)	Tax fees consist principally of assistance with matters related to tax compliance and reporting, and also include assistance with our tax provision.
(5)	Tax fees in 2007 also include costs related to our Section 382 NOL Limitation review in the amount of $70,000.

All of the services set forth above in the categories were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an estimate of fees for the services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by PriceWaterhouseCoopers, which, as of May 2003, has represented us in connection with our tax matters, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event that ratification of the appointment of Friedman LLP as our independent public accountants is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

Recent Change in Independent Public Accountants

On July 10, 2007, we released Deloitte & Touche LLP (“Deloitte”) from its engagement as our independent registered public accounting firm. The report of Deloitte on our financial statements for the fiscal years ended December 31, 2006 and 2005, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Audit Committee of our Board of Directors recommended and approved the decision to change independent registered public accounting firms.

In connection with the audit of our financial statements for the fiscal years ended December 31, 2006 and 2005, and subsequent interim period through July 10, 2007, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of such disagreements in connection with its audit report. During the fiscal years ended December 31, 2006 and 2005, and subsequent interim period through July 10, 2007, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

On July 13, 2007, we engaged Friedman LLP as its new independent registered public accounting firm.

During its fiscal years ended December 31, 2006 and 2005, and the subsequent interim period through July 10, 2007, we did not consult with Friedman regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did Friedman provide written or oral advice to us that Friedman concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv) and the related instructions), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Required Vote

The affirmative vote of a majority of the shares present and represented by proxy at the Annual Meeting is required to ratify the appointment of the independent public accountants.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2009, stockholder proposals must be received no later than January 2, 2009. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting by January 2, 2009, management proxies may, although not included in the proxy statement, confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act. All stockholder proposals should be marked for the attention of President, FiberNet Telecom Group, Inc., 570 Lexington Avenue, New York, New York 10022.

New York, New York

April 23, 2008

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.ftgx.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, FiberNet Telecom Group, Inc., 570 Lexington Avenue, New York, New York 10022.

FIBERNET TELECOM GROUP, INC.

THIS PROXY IS BEING SOLICITED BY FIBERNET TELECOM GROUP, INC.’S

BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated April 23, 2008, in connection with the Annual Meeting to be held at 10:00 a.m. on Tuesday, June 10, 2008 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York, and hereby appoints Jon A. DeLuca AND Michael S. Hubner, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of FiberNet Telecom Group, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS (OR IF ANY NOMINEE IS NOT AVAILABLE FOR ELECTION, SUCH SUBSTITUTE AS THE BOARD OF DIRECTORS MAY DESIGNATE).

☐ FOR     ☐ WITHHOLD     ☐ FOR ALL NOMINEES EXCEPT

NOMINEES:	TIMOTHY P. BRADLEY

OSKAR BRECHER

ADAM M. BRODSKY

JON A. DELUCA

ROY (TREY) D. FARMER III

ROBERT E. LA BLANC

MICHAEL S. LISS

CHARLES J. MAHONEY

RICHARD E. SAYERS

2. PROPOSAL TO RATIFY THE APPOINTMENT OF FRIEDMAN LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

☐ FOR     ☐ WITHHOLD     ☐ ABSTAIN

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

FIBERNET TELECOM GROUP, INC.

Annual Meeting of Stockholders

June 10, 2008

Please date, sign and mail your proxy card as soon as possible.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

NOTE: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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